CONSULTING AND MARKETING SERVICES AGREEMENT

     THIS AGREEMENT is executed and made effective as of the 10th day of February, 2000, between Ralph Testa, (herein referred to as Testa), and Go
Online  Networks  Corp.  a  Delaware  corporation  (herein, referred to as GOL).

     WHEREAS, Testa for purposes of this Agreement is engaged in providing consulting and marketing services in the areas of developing, managing and consumer electronic vendor relation services for its clients; and,

     WHEREAS, GOL has expertise in developing e-Commerce businesses for the professional and consumer market worldwide; and,

     WHEREAS, GOL desires to have the services of Testa made available to it on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties hereto agree as follows:

     1.     Consulting  and  Marketing  Services
- Assist in the creation of a vendor relationship between GOL's subsidiary' GoOn-line.com and Ingram Micro's Consumer Electronics division
- Assure GoOn-line.com and its established working agreement with Cisco Systems can, be effected with the support of lngram Micro
- Assist GoOn-line.com merchants to select an assortment of consumer electronics beneficial to the e-Commerce business development of the company
- Assist GoOn-line.com's management in negotiating superior discounts for products selected
- Assist in the drafting and dissemination of press releases through appropriate wire services
- Testa agrees to keep all information confidential derived from this agreement until otherwise agreed upon by the parties

     2. Term. The term of this Agreement shall be for the period from February 10, 2000 to December 31, 2000. This Agreement may be extended for such other additional periods by mutual Agreement executed in writing between the parties.

     3. Compensation. During the term hereof, and as full and adequate payment for the services provided by Testa hereunder, GOL shall pay to Testa a the following:

     A.     50,000  (fifty  thousand)  common  shares  of  GONT  common  stock
B.     The company agrees to register these shares under S-8 registration rights

     4. Termination. By thirty (30) days prior written notice to the other, either GOL or Testa may terminate the Agreement at any time for failure of the other to comply with the terms and conditions. In the event of such termination, Testa shall be entitled to payment under the provisions set forth herein, for all amounts earned at the time of the termination. Termination for failure of the other party to perform shall not prejudice said party in any respect.

     5. Indemnity. The parties agree to indemnify, defend, and hold harmless the other, their officers, employees and agents, harmless from and against any loss, liability, claim or demand on account of injury to or death of persons (including employees of the indemnifying party) or damage to or loss of property of third parties arising directly or indirectly out of acts or omissions of the indemnifying party, their employees or agents in the performance of the services hereunder.

     6. Independent Contractor. Nothing in the Agreement shall be deemed to constitute Testa or any of Testa's employees or agents to be the agent, representative or Testa of GOL. Testa shall be an independent contractor and shall have responsibility for and control over the details and means of performing the services hereunder and shall be subject to the directions of GOL only with respect to the scope and general results required.

     7. Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or otherwise carry out the intent and purposes of this Agreement.

     8. Waiver. Any failure on the part of either party hereto to comply with any of their obligations agreements, or conditions hereunder may be waived only in writing by the party to whom such compliance is owed.

     9. Governing Law. This Agreement shall be construed and governed by the laws of the State of California.

     10. Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. The parties acknowledge and agree that this Agreement was a product of negotiation between the parties and no provision or term herein shall be in any manner construed against either party as the drafter thereof.

     11. Counterparts, Telefacsimile. This Agreement may be executed in counterparts, and each counterpart or set thereof shall be deemed to be a duplicate original. Executed copies of this Agreement may be delivered by telefacsimile, and delivery of a duplicate original and sufficient delivery to result in entry to this Agreement by the transmitting party, provided however, that within ten (10) days thereunder a signed duplicate original shall be forwarded to the party to whom a telefacsimile copy was forwarded.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

GO  ONLINE  NETWORKS  CORPORATION               RALPH  TESTA

By:  /s/ Joseph M. Naughton                     By: /s/ Ralph Testa
         Joseph  M.  Naughton                           Ralph  Testa
         Chairman/CEO